UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): August 6, 2007
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of incorporation)	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 6, 2007, PLI Acquisition Corp. (“Merger Subsidiary”), a Delaware corporation and a wholly owned subsidiary of Lime Energy (the “Company”), and the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Preferred Lighting, Inc. (“PLI”) and its stockholders (the “PLI Stockholders”). Pursuant to Purchase Agreement, the Merger Subsidiary acquired retroactive to August 1, 2007, all of the business assets and assumed certain liabilities of PLI for $300,000 in cash and 105,485 shares of Lime Energy common stock. PLI is an energy services company located in Seattle, Washington.
The common stock issued pursuant to the transaction was issued without registration under the Securities Act of 1933 pursuant to an exemption from registration under Regulation D thereunder. Lime Energy has given the PLI Stockholders the right to include their shares in any registration statement it files in the future.
There is no material relationship between any of the PLI Stockholders and Lime Energy or any of its affiliates, or any director or officer of Lime Energy, or any associate of any such director or officer.
The Registrant issued a press release in connection with the merger, which is attached as Exhibit 99.1.
Item 9.01        Financial Statements and Exhibits.
          (d) Exhibits
99.1     Press release of Lime Energy Co. dated August 9, 2007

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: August 9, 2007	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Lime Energy Co. dated August 9, 2007